CERTIFICATE

THE UNDERSIGNED, being the President of **METROSPACES, INC.,** a Delaware corporation (formerly having the corporate name **STRATA CAPITAL CORPORATION), HEREBY CERTIFIES AS FOLLOWS:**

1. On October 29, 2012, thesole director of the Corporation adopted the following resolution:

   RESOLVED, that Article I of the Certificate of Incorporation of the Corporation be amended in its entirety, such that said Article I shall hereafter read as follows:

   ARTICLE I

   NAME

   The name of the Corporation is **METROSPACES, INC.**

2. On October 29, 2012, stockholders of the Corporation holding 2,000,000,000 shares of the Corporation's common stock, par value $0.000001 per share ("Common Stock"), being the only class of the Corporation's capital stock outstanding, acting pursuant to section 242 of the General Corporation Law of the State of Delaware (the "GCL"), consented to the change of the corporate name of the Corporation from **"STRATA CAPITAL CORPORATION" to "METROSPACES, INC."**
3. On October 29, 2012, (i) there were 2,335,266,483 shares of Common Stock outstanding, (ii) the number of shares of Common Stock consenting to said change of the corporate name was more than the number of shares of Common Stock required by the GCL and the certificate of incorporation and by-laws of the Corporation to approve said change of the corporate name and (iii) accordingly, said change of the corporate name was approved by the Corporation's stockholders.
4. Annexed hereto as Exhibit A and initialed by the undersigned is a true copy of the stamped copy of the Amendment to Certificate of Incorporation of the Corporation, changing the corporate name of the Corporation to **METROSPACES, INC.**
5. Annexed hereto as Exhibit Band initialed by the undersigned is a true copy of an Action of Sole Director, dated August 13, 2012, whereunder Oscar Brito was appointed the sole director of the Corporation.
6. Annexed hereto as Exhibit C and initialed by the undersigned is a true copy of the resignation, dated August 13, 2012, of Richard S. Astrom as a director of the Corporation.

7. Annexed hereto as Exhibit D and initialed by the undersigned is a true copy of an Action of Sole Director, dated August 13, 2012, whereunder Oscar Brito was appointed as President and Elvira Rojas was appointed Secretary of the Corporation.
8. The aforesaid appointment of directors was made pursuant to Section 223(a)(1) of the General Corporation Law of the State of Delaware, which permits the appointment of directors to fill vacancies in the board of directors without stockholder action and to provisions of the Corporation's by-laws adopted in furtherance of said Section 223(a)(1).
9. As of the date hereof, (i) Oscar Brito is the sole director of the Corporation and (ii) Oscar Brito is the President and the Elvira Rojas is the Secretary of the Corporation.

IN WITNESS WHEREOF, the undersigned has signed this Certificate on the date indicated below.

Oscar Brito
President

Lais firma/s que antecede/n se CERTIFICA/N en la foja de Actuaci6n Notarial Nº§?Y.<?.S:1.mque !igo a la presente. Bs. As.... / ..QJ... /.'?9.,J. CONSTE.

GOUGET ANDREA
ESCRIBANA

COLEGIO DE ESCRIBANOS
CIUDAD DE BUENOS AIRES
CAPITAL FEDERAL - REPUBLICA ARGENTINA

ACTA DE CERTIFICACION DE FIRMAS
LEY 404

F 009051772

Buenos Aires,22 de Enero de 20i3 . **En mi carácter de escribano** Titular de! Registro Notarial numero 172 de Capitai Federal CERTIFICO: Que Ia/s firma que obra/n en el documento que adjunto a esta foja, cuyo requerimiento de certificacion se formaliza simultaneamente por ACTA numero 162 del LIBRO numero 10 , es/son puesta/s en mi presencia por la/s personals cuyo/s nombre/s y documento/s de identidad se menciona/n a continuacion asi como la justificacion de su identidad. Oscar Antonio BRITO ROJAS, Documanto Nacionaf de fdentidad 94.165.921. Justifico ia identidad def mismo en ios terminos def articu!o 1002 incise a} de! C6digo Civi! per haber!c individua!izadc. Quien declara actuar per derecho propio. La Escribana certificante hace constar que el documento en el que obra la firma que certjfica consiste en Certificado, y el mismo se encuentra redactado integrarente en idioma extranjero. CONSTE.-

GOUGET ANDREA
ESCRIBANA